Exhibit 5.1

Jones & Keller, P.C.

1999 Broadway, Suite 3150

Denver, Colorado 80202

October 22, 2021

First Trinity Financial Corporation

7633 East 63rd Place, Suite 230

Tulsa, Oklahoma 74133

Attn: Board of Directors

Gentlemen:

We have acted as special counsel for First Trinity Financial Corporation, an Oklahoma corporation (the “Company”) in connection with (1) a Purchase and Sale Agreement (the “Purchase Agreement”) dated September 29, 2021, by and among the Company, Royalty Capital Corporation, an Illinois (“RCC Capital”) and Royalty Capital Life Insurance Company, an Illinois corporation (“RCLIC”) and (2) a Registration Statement on Form S-4 (the “Registration Statement”), which includes a proxy statement/prospectus (the “Proxy Statement/Prospectus”) filed by the Company with the Securities and Exchange Commission (the “Commission”) relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of up to 745,730 shares of the Class A Common Stock, $0.01 par value per share, of the Company (the “Shares”) to be issued in connection with the transactions that are contemplated by the Purchase Agreement.

Undefined terms used herein have the same meaning as in the Purchase Agreement and/or Proxy Statement/Prospectus.

This opinion letter is furnished to you at your request and in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion letter, we have examined and relied upon originals or copies of (1) the Purchase Agreement, (2) the Registration Statement, (3) the Company’s Amended and Restated Certificate of Incorporation in effect as of the date of this opinion letter, (4) the Company’s Amended and Restated Bylaws in effect as of the date of this opinion letter, (5) resolutions of the Company’s Board of Directors pertaining to the Purchase Agreement, the Registration Statement, and related matters, and (6) such other documents as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have also reviewed such matters of law, and made such other inquiries, as we considered necessary or appropriate as a basis for the opinion expressed below.

The law covered by our opinion expressed below is limited to the Oklahoma General Corporation Act (“OGCA”) and applicable reported judicial decisions interpreting the OGCA. We neither express nor imply any opinion with respect to any other laws or the laws of any other jurisdiction.

With your permission, we have made and relied upon the following assumptions, without any independent investigation or inquiry by us, and our opinion expressed below is subject to, and limited and qualified by the effect of, such assumptions: (1) all corporate records furnished to us by the parties to the Purchase Agreement are accurate and complete; (2) the share exchange and dissolution will each be effected in accordance with the terms and conditions of the Purchase Agreement and as described in the Registration Statement; (3) the shareholders of RCC Capital will approve and adopt the Purchase Agreement at the special meeting described in the Proxy Statement/Prospectus; (4) all statements as to factual matters, including those concerning the share exchange and dissolution, that are set forth in the Purchase Agreement and the Registration Statement are accurate and complete and will remain accurate and complete at all times up to and including the effective time of each of the share exchange and dissolution; and (5) with respect to documents that we reviewed in connection with this opinion letter, all documents submitted to us as originals are authentic; all documents submitted to us as certified, facsimile, or photostatic copies conform to the originals of such documents, and such original documents are authentic; the signatures on all documents are genuine; and all natural persons who have executed any of such documents have the legal capacity to do so.

We undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth in this opinion letter, whether based on a change in laws, a change in any fact relating to the share exchange or dissolution, or any other circumstance. This opinion letter is limited to the opinion and matters expressly stated herein, and no opinions are to be inferred or may be implied beyond the opinion that is expressly set forth below.

Based upon the foregoing, and subject to the limitations, qualifications, and assumptions that are described in this opinion letter, we are of the opinion that, when the Registration Statement has been declared effective under the Securities Act by order of the Commission and the Shares have been issued in accordance with the terms and conditions of the Purchase Agreement and the Registration Statement, the Shares will be validly issued, fully paid, and non-assessable.

This opinion letter is rendered to you solely in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent. We consent to the filing with the Commission of this opinion letter as Exhibit 5.1 to the Registration Statement and to the references to our firm name under the caption “Legal Opinion” in the Proxy Statement/Prospectus. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Jones & Keller, P.C.

Jones & Keller, P.C.

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